Exhibit 99.B(d)(6)

SIXTH AMENDMENT

TO
ADVISORY AGREEMENT

This Sixth Amendment (the “Amendment”) is made as of March 31, 2017, by and between PNC Funds (formerly known as Allegiant Funds)(the “Trust”) and PNC Capital Advisors, LLC (the “Adviser”).

WHEREAS, the Trust and the Adviser entered into an Advisory Agreement dated as of January 4, 2010, relating to the Adviser’s provision of investment advisory services to the Trust; and

WHEREAS, pursuant to Section 11 of the Agreement, the parties wish to amend the Agreement as set forth below.

NOW THEREFORE, the Agreement shall be amended as follows:

1.              Schedule 1 of the Agreement is amended and restated to reflect:

a.              the changes in Fund name and the Advisory Fee for the following Funds:

Current Fund Name:	New Fund Name:
PNC Large Cap Core Fund	PNC Multi-Factor All Cap Fund
PNC Large Cap Growth Fund	PNC Multi-Factor Large Cap Growth Fund
PNC Large Cap Value Fund	PNC Multi-Factor Large Cap Value Fund

b.              the addition of PNC Emerging Markets Equity Fund; and

c.               the removal of certain Funds that have been liquidated prior to the date hereof.

Schedule 1 as amended is attached hereto.

2.              Except as amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PNC FUNDS

By:	/s/ Jennifer Spratley
Name:	Jennifer E. Spratley
Title:	President

PNC CAPITAL ADVISORS, LLC

By:	/s/ Mark G. McGlone
Name:	Mark G. McGlone
Title:	President and CEO

SCHEDULE 1

PNC FUNDS

ADVISORY AGREEMENT

INVESTMENT ADVISORY FEE

EQUITY FUNDS
PNC Balanced Allocation Fund	0.75%
PNC Emerging Markets Equity Fund*	1.00%
PNC International Equity Fund	0.90%
PNC International Growth Fund	0.80%
PNC Multi-Factor All Cap Fund	0.55%
PNC Multi-Factor Large Cap Growth Fund	0.55%
PNC Multi-Factor Large Cap Value Fund	0.55%
PNC Multi-Factor Small Cap Core Fund	0.90%
PNC Multi-Factor Small Cap Growth Fund	0.90%
PNC Multi-Factor Small Cap Value Fund	0.90%
PNC S&P 500 Index Fund	0.15% of $0 to less than $50 million, 0.10% of $50 million to less than $150 million, and 0.075% of $150 million and over
PNC Small Cap Fund	0.90%

FIXED INCOME FUNDS
PNC Bond Fund	0.40%
PNC Government Mortgage Fund	0.40%
PNC Intermediate Bond Fund	0.40%
PNC Limited Maturity Bond Fund	0.35%
PNC Total Return Advantage Fund	0.40%
PNC Ultra Short Bond Fund	0.20%

TAX EXEMPT BOND FUNDS
PNC Intermediate Tax Exempt Bond Fund	0.40%
PNC Ohio Intermediate Tax Exempt Bond Fund	0.40%
PNC Maryland Tax Exempt Bond Fund	0.40%
PNC Tax Exempt Limited Maturity Bond Fund	0.40%

MONEY MARKET FUNDS
PNC Government Money Market Fund	0.15%
PNC Treasury Money Market Fund	0.15%

TARGET DATE FUNDS
PNC Target 2020 Fund	0.40%**
PNC Target 2030 Fund	0.40%**
PNC Target 2040 Fund	0.40%**
PNC Target 2050 Fund	0.40%**
PNC Retirement Income Fund	0.40%**

*Effective upon the launch PNC Emerging Markets Equity Fund, expected on or about March 31, 2017.

**The investment advisory fee is charged on the average daily net assets of each Target Date Fund that are not invested in (1) other registered investment companies, (2) pooled investment vehicles that charge a fee for advisory services, and (3) exchange-traded notes the contractual returns of which are calculated by reference to the performance of a broad-based securities market index (a “broad-based ETN”).  For these purposes, an exchange-traded note whose contractual returns are calculated by reference to an index or reference asset comprised of thirty or more securities will be considered a broad-based ETN, provided, that, regardless of the number of components of the index or reference asset, no exchange-traded note whose contractual returns are calculated by reference to an index or reference asset comprised of one or more interest rates, one or more measures of inflation or volatility, one or more commodities or currencies, and one or more securities of companies in a particular sector or industry shall be deemed a broad-based ETN.